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                                                               EXHIBIT 4.3

                               VALLEN CORPORATION

                             STOCK OPTION AGREEMENT


1.   Grant of Option.  Vallen Corporation, a Texas corporation (the "Company" or
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     "Optionor"), hereby grants to David L. Gaines ("Optionee"), for compensatory services, the right, privilege and option (the "Option") to purchase 100,000 Shares of Common Stock of Optionor, fifty cents ($.50) par value per share (the "Shares"), in accordance with the terms of this Agreement. The Shares, when delivered to Optionee upon the exercise of the Option, shall be fully paid and nonassessable. The Option is being granted pursuant to that certain Employment Agreement (the "Employment Agreement"), dated as of the date hereof, between the Optionee and All Supplies, Inc., a wholly owned subsidiary of the Company.

2.   Purchase Price.  The purchase price of the Shares shall be $14.75 per share
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     for Shares purchased during the Option Period, as defined below.  Payment of the purchase price shall be paid in full upon each exercise of the Option, with such payment to be, at the sole option of the Optionee, either in cash or by surrender to the Company of shares of the Company's Common Stock already owned by the Optionee at the time of exercise of the Option or comprising a portion of the shares to be received by the Optionee upon such exercise or by a combination thereof. To the extent payment is made in shares of the Company's Common Stock, such shares shall be valued at their Fair Market Value (the mean between the highest and lowest sales price per share of Common Stock of the Company as reported by The Nasdaq Stock Market) on the date of the exercise of the Option.

3.   Exercise of Option.  The Option shall terminate on August 18, 2005, unless
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     earlier terminated, lapsed or expired pursuant to the provisions of this
     Agreement. The period during which the Option is in effect shall be referred to as the "Option Period". The Option shall vest and become exercisable as follows:

     (a) when the Optionor reports earnings per share for a fiscal year ending after the date of this Agreement less than $1.20 (adjusted for stock dividends, splits or recombinations), multiply the number determined in accordance with subsection (b) below by 0; when the Optionor reports earnings per share for a fiscal year ending after the date of this Agreement equal to or greater than $1.20 but less than $1.40 (adjusted for stock dividends, splits or recombinations), multiply the number determined in accordance with subsection (b) below by .33; when the Optionor reports earnings per share for a fiscal year ending after the date of this Agreement equal to or greater than $1.40 but less than $1.60 (adjusted for stock dividends, splits or recombinations), multiply the number determined in accordance with subsection (b) below by .67; when the Optionor reports earnings per share for a fiscal year ending after the date of this Agreement equal to or



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          greater than $1.60 (adjusted for stock dividends, splits or recombinations), multiply the number determined in accordance with subsection (b) below by 1.

     (b) (i) if, for any fiscal year of All Supplies, Inc., a Louisiana corporation ("ASI") (which fiscal year shall be the same as Optionor's fiscal year), ASI's gross profits are equal to or greater than $2,500,000 but less than $3,000,000, multiply the number specified in subsection (a) above by 20,000; (ii) if, for any fiscal year of ASI, ASI's gross profits are equal to or greater than $3,000,000 but less than $4,000,000, multiply the number specified in subsection (a) above by 24,000; (iii) if, for any fiscal year of ASI, ASI's gross profits are equal to or greater than $4,000,000 but less than $5,000,000, multiply the number specified in subsection (a) by 32,000; (iv) if, for any fiscal year of ASI, ASI's gross profits are equal to or greater than $5,000,000 but less than $6,000,000, multiply the number specified in subsection (a) above by 40,000; (v) if, for any fiscal year of ASI, ASI's gross profits are equal to or greater than $6,000,000 but less than $7,000,000, multiply the number specified in subsection (a) by 50,000; (vi) if, for any fiscal year of ASI, ASI's gross profits are equal to or greater than $7,000,000 but less than $7,200,000, multiply the number specified in subsection (a) by 66,667;
          (vii) if, for any fiscal year of ASI, ASI's gross profits are equal to or greater than $7,200,000 but less than $7,660,000, multiply the number specified in subsection (a) above by 75,000; (viii) if, for any fiscal year of ASI, ASI's gross profits are equal to or greater than $7,660,000 but less than $8,160,000, multiply the number specified in subsection (a) by 83,350; (ix) if, for any fiscal year of ASI, ASI's gross profits are equal to or greater than $8,160,000 but less than $8,640,000, multiply the number specified in subsection (a) above by 91,667; (x) if, for any fiscal year of ASI, ASI's gross profits are equal to or greater than $8,640,000, multiply the number specified in subsection (a) above by 100,000.
     (c) if ASI's net sales during any fiscal year after the date of this Agreement exceed $36,000,000, then effective on the last day of such fiscal year the Option shall vest in its entirety.

     (d) if on August 18, 1999 the Option has not otherwise vested in its entirety pursuant to the provisions of subsection (a) and (b) or (c) above, if on August 18, 1999 the Option has not otherwise terminated, lapsed or expired pursuant to the provisions of this Agreement, and if the Optionee has reasonably performed his duties under the Employment Agreement for such four-year period, as determined by the Company's Board of Directors, then the number determined according to the formula specified in subsection (b) above shall be deemed to be 100,000. (For example, and for illustrative purposes only, if the Optionor reported earnings per share for the 1996 fiscal year of $1.35, if none of the requirements set forth in subsection (b) were satisfied, if the Option has not otherwise terminated, lapsed or expired, and if the Optionee has reasonably performed his duties under the



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          Employment Agreement, then on August 18, 1999 the option to purchase 33,333 shares of the Optionor's Common Stock shall vest and become exercisable.)

          For purposed of the above provisions, earnings are deemed "reported" on the first date as of which the Optionor issues a press release reporting such earnings, or files any publicly available report with the Securities and Exchange Commission setting forth such earnings, or otherwise makes such earnings available to the public.

     For purposes of the above provisions, the following terms shall be defined as follows:

     (a) "Gross profits" shall be determined in accordance with generally accepted accounting principles and shall equal net sales less direct costs of sales. The gross profits of the Optionor (or any of its subsidiaries) directly relating to or directly arising in connection with ASI's mill supplies operations shall be included in the calculation of ASI's gross profits.

     (b) "Net sales" shall be determined in accordance with generally accepted accounting principles and shall equal gross sales minus returns.

     (c) "Direct costs of sales" shall be determined in accordance with generally accepted accounting principles and shall equal the cost of inventory actually sold and costs relating directly thereto.

     Exercisable but unexercised portions shall remain exercisable during the remainder of the Option Period. Optionee may exercise portions of the Option simultaneously in exchange for cash or shares of stock or a combination thereof and may request Optionor to automatically apply the Shares issued upon such exercise to satisfy all or a portion of the purchase price for additional Shares issued upon the simultaneous exercise of additional portions of the Option. Optionee shall deliver written notice to Optionor stating (i) the number of Shares with respect to which the Option is being exercised, (ii) the method of payment of the purchase price of such Shares, (iii) whether portions of the Option are being exercised simultaneously, and (iv) a date, not less than five (5) nor more than ten (10) days after the date of such notice, as the date on which the Shares will be taken up for payment, exclusive of Shares automatically applied to satisfy all or a portion of the purchase price of additional Shares issued upon the simultaneous exercise of portions of the Option, made by Optionee therefor in cash or in Shares of Common Stock or an combination thereof at the principal office of Optionor. If any law or regulation requires Optionor to take any action with respect to the Shares specified in such notice, then the date for the delivery of such Shares against payment therefor shall be extended for the period necessary to take such action. In the event of any failure to take up and pay for the number of Shares specified in such notice on the date set forth therein, as the same may be extended as provided above, the exercise of the Option with respect to such number of Shares shall be treated as if it had never been made.

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4.   Termination of Employment.  In the event the employment of Optionee by
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     Optionor or one of its subsidiaries is terminated during the Option Period death or disability or for Cause (as defined in the Employment Agreement), the Option shall automatically lapse and terminate upon expiration of the Optionee's noncompetition covenant set forth in Section 6 of the Employment Agreement, with respect to all Shares which have not been previously exercised; provided, however, that the Optionee shall comply with the terms of such noncompetition covenant. If the Optionee is terminated for Cause, then the Option shall automatically lapse and terminate upon the Optionee's termination of employment.

5.   Disability or Death of Optionee.  In the event of the termination of
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     employment of Optionee by Optionor or one of its subsidiaries by reason of disability or death of Optionee during the Option Period, (i) the Option shall not thereafter become exercisable with respect to any further Shares in addition to those which had already become exercisable at the date of such termination of employment and (ii) the Option shall terminate at the end of twelve months after such termination of employment with respect to all shares which have not been exercised and (iii) the Option may be exercised (to the extent Optionee was entitled to do so at the date of his disability or death) at any time and from time to time within a period of twelve months after his disability or death, by Optionee, by the executor or administrator of Optionee's estate or by the person or persons to whom his rights under the Option shall pass by will or the laws of descent and distribution, but in no event may such person or persons exercise the Option after the end of the Option Period.

6.   Reorganization of Optionor and Subsidiaries.  The existence of the Option
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     shall not affect in any way the right or power of Optionor or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in Optionor's capital structure or its business, or any merger or consolidation of Optionor or any issue of bonds, debentures, preferred or prior reference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of Optionor, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     In the event of involuntary dissolution of Optionor, the Option shall be deemed canceled to the extent not previously exercised. If Optionee is an employee of a subsidiary of Optionor, in the event of the complete liquidation or dissolution of such subsidiary, or in the event that such corporation ceases to be a subsidiary of Optionor, the Option shall be deemed canceled to the extent not previously exercised unless Optionee shall become employed by Optionor or by another subsidiary on the occurrence of such event.

     If during the Option Period, Optionor is merged into or consolidated with another corporation under circumstances where Optionor is not the surviving corporation or the Shares are converted into other securities, cash or other property in connection with such merger or consolidation; or if Optionor is liquidated or dissolves voluntarily, or sells or

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     otherwise disposes of substantially all of its assets to another corporation; then (a) subject to the provisions of clause (c) below, after the effective date of such merger, consolidation, liquidation, dissolution, sale or other distribution, as the case may be, Optionee shall be entitled, upon exercise of the Option, to receive, in lieu of Shares of Optionor, the same consideration as the holders of a like number of Shares of Optionor received pursuant to the terms of the merger, consolidation, liquidation, dissolution, sale or other disposition; (b) the limitations set forth in or imposed upon the exercise of the Options pursuant to
     Section 3 hereof shall be waived so that the Option, from and after a date of at least ten (10) days prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board of Directors of Optionor, shall be exercisable in full; and (c) the Option may be canceled by the Board of Directors of Optionor as of the effective date of any such merger, consolidation, liquidation or sale provided that (i) notice of such cancellation shall be given to Optionee and (ii) Optionee shall have the right to exercise the option in full (without regard to any limitations set forth in or imposed pursuant to Section 3 hereof) during a 30-day period preceding the effective date of such merger, consolidation, liquidation, sale or acquisition.

7.   Adjustment of Shares.  In the event that, prior to the end of the Option
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     Period, Optionor shall have effected one or more stock splits or readjustments, stock dividends or other increases or reductions of the number of its shares outstanding without receiving compensation therefor in money, resources, or property, the remaining number of Shares still subject to the Option and the purchase price for such Shares shall be adjusted to reflect such changes.

8.   No Rights in Shares.  Optionee shall have no rights as a shareholder in
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     respect of Shares as to which the Option shall not have been exercised, payments made as herein provided and such Shares issued, and shall have no rights with respect to such Shares no expressly conferred by this Agreement.

9.   Certain Restrictions.  Optionee will acquire his Shares for his own account
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     and without a view to resale or distribution in violation of the Securities
     Act of 1933 ("Act") or any other securities law, and upon any such acquisition Optionee will enter into such written representations, warranties and agreements as Optionor may reasonably request in order to comply with the Act or any other securities law or with this Agreement.

     Shares of common stock issued upon the exercise of options which are not subject to an effective registration under the Act, as amended, will bear the following legend restricting the transfer of such shares:

          "The Shares evidenced by this certificate have been issued in a transaction that was not registered under the Securities Act of 1933 or any other securities law. Such shares may not be offered, sold, transferred, pledged or hypothecated in the absence of an effective registration statement for such shares under the Securities Act of


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          1933 and each other applicable securities law or except in transactions which, in the opinion of counsel acceptable to Vallen Corporation, which opinion must be delivered to Vallen Corporation prior to the proposed transactions, do not require such registration."

10.  Withholding Taxes.  Optionee shall pay to Optionor, on the date of exercise
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     of the Option, the appropriate amount of taxes required to be withheld as a result of exercise of the Option from Optionee's compensation.

11.  Shares Reserved.  Optionor shall at all times during the Option Period
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     reserve and keep available such number of authorized but unissued shares or previously issued shares of Common Stock held in its treasury as will be sufficient to satisfy the requirements of this Agreement.

12.  Nonassignability.  The Option shall not be encumbered, assigned,
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     transferred, sold, or otherwise disposed of in whole or in part other than upon the death of the Optionee by will or pursuant to applicable laws of descent and distribution. All Shares purchased pursuant to the Option shall be purchased for investment.

13.  Amendment and Termination.  No amendment or termination of this Agreement
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     shall be made by Optionor at any time without the written consent of
     Optionee.

14.  Successors.  This Agreement shall be binding upon any successors of
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     Optionor.

          DATED AND EFFECTIVE AS OF THE 18TH DAY OF AUGUST, 1995.

                                   VALLEN CORPORATION


                                   By:/s/ James Thompson
                                      ------------------------------
                                      James Thompson
                                      President




                                   By:/s/ David L. Gaines
                                      ------------------------------
                                      David L. Gaines

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